EXHIBIT 10.9

ASSIGNMENT AND MORAL RIGHTS WAIVER

TO:	LOOP HOLDINGS INC. (the "Assignee")

RE:	Intellectual Property Assignment Agreement between Hatem Essaddam, 9319-7218 Québec Inc. (the "Assignor"), the Assignee, and Daniel Solomita dated as of October 27, 2014 (the "Assignment Agrheement").

Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to them in the Assignment Agreement.

WHEREAS pursuant to section 5.1.7 of the Assignment Agreement, the undersigned have agreed to assign the Intellectual Property Rights and waive any moral rights they have therein;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the undersigned:

1.

Each of the undersigned hereby irrevocably sells, assigns and transfers to the Assignee, its successors and assigns, in perpetuity, throughout the world, all of undersigned's right, title and interest, in and to theIntellectual Property Rights, including copyright and any and all other right, title, interest, privileges, benefits and causes of action, including without limitation any ownership of and title to the Intellectual Property Rights in all tangible forms, which undersigned now has or hereafter may acquire with respect to the Intellectual Property Rights.

2.	Each of the undersigned hereby represents and warrants that:

(a)	He or it has the full right, power and authority to make and perform this agreement;

(b)	Neither has granted any rights to any third parties which would interfere with the rights granted to the Assignee;

(c)

Each of the undersigned will perform and cause to be performed such further and other acts, and execute and deliver, or cause to be executed and delivered, such further and other documents as the Assignee considers necessary or desirable to carry out the terms and intent of this assignment agreement; and

(d)

Each of the undersigned shall upon request of the Assignee forthwith deliver to Assignee, or as the Assignee shall direct, all tangible forms of the Intellectual Property Rights in the possession, or under the control of, the undersigned.

3.

Each of the undersigned hereby waives on a perpetual, irrevocable and worldwide basis any and all author's or moral rights and equivalent rights in foreign jurisdictions, in and to the Intellectual Property Rights, which waiver may be invoked, without limitation, by the Assignee, any person authorized by the Assignee to use the Intellectual Property Rights, and any subsequent assignees.

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1

IN WITNESS WHEREOF this certificate has been executed the 1st day of April, 2015.

9319-7218 QUÉBEC INC.

By:	/s/ Hatem Essaddam
Name:	Hatem Essaddam
Title:

By:	/s/ Hatem Essaddam
Name:	HATEM ESSADDAM

Assignment and Waiver of Moral Rights